Exhibit 10.34 - 1 - January 31, 2017 Tammy Landon Re: Change in Control Severance Agreement Dear Tammy: This letter confirms our agreement as to your change in control severance protections, as set forth below, with Ultratech, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this letter agreement are defined in Exhibit A hereto if not otherwise defined herein. You will be entitled to the Severance Benefit set forth below if all of the following conditions are satisfied: 1. A Change in Control occurs on or before June 30, 2018. 2. You remain employed by the Company through the effective time of such Change in Control. 3. Your employment with the Company is terminated upon or within twelve months following such Change in Control, and such termination of employment is the result of (1) a termination by the Company without Cause or (2) a termination by you for Good Reason. 4. You sign and return to the Company not later than 52 days after your separation from service with the Company a general release agreement in the form attached hereto as Exhibit B (together with any changes to such form as the Company’s Board of Directors may make to such form and communicate to you prior to your separation from service, and with any changes limited to those that the Board of Directors reasonably believes are necessary to make the general release agreement enforceable and compliant with law, and are consistent with the purposes and intent of this letter agreement and the form attached hereto), and you do not revoke such release agreement pursuant to any revocation right afforded by applicable law. The “Severance Benefit” consists of the following:

Exhibit 10.34 - 2 -  A lump sum cash severance payment equal to one times your Base Salary Rate. This payment is subject to applicable withholdings and deductions and will be made on (or within ten days following) the date that is 60 days after your separation from service with the Company.  In lieu of any additional cash bonus, a lump sum cash payment equal to 25% of your Base Salary Rate. This payment subject to applicable withholdings and deductions and will be made on (or within ten days following) the date that is 60 days after your separation from service with the Company.  Accelerated vesting of your equity awards that are outstanding and unvested immediately prior to your separation from service with the Company (unless, as to a particular award, the terms and conditions set forth in the applicable award agreement expressly supersede this letter agreement, in which case the award will be treated as provided in the applicable award agreement).  The amount of your outstanding deferred bonus (if any) with respect to any completed fiscal year of the Company that remains outstanding and unpaid (including any such bonus that remains subject to vesting based on the passage of time and continued service) shall vest. Any such accelerated bonus payment is subject to applicable withholdings and deductions and will be paid to you on (or within ten days following) the date that is 60 days after your separation from service with the Company. This clause controls over any provision of the Company’s Long-Term Incentive Compensation Plan that may otherwise provide for a pro-rated payment of any deferred bonus in such circumstances (but, for clarity, you will not be entitled to any such pro-rated payment under the applicable Long-Term Incentive Compensation Plan if you are entitled to a non- pro-rated payment of such amount pursuant to this letter agreement), and in all cases this letter agreement controls as to the timing of payment of any accelerated deferred bonus payment you may be entitled to in connection with your separation from service with the Company. You would also be entitled to (1) payment of any of your accrued but unpaid base salary and vacation pay at the time of your separation from service with the Company, (2) reimbursement of any business expenses that are reimbursable by the Company in accordance with standard Company policy but have not theretofore been reimbursed, and (3) payment of any vested and accrued employee benefits (including earned and unpaid bonuses) that are by their terms payable to you on or after your separation from service with the Company with each such benefit to be paid in accordance with the applicable terms in effect for such payment at the time of your separation from service. You will not, however, be entitled to severance pay under any severance plan, program or policy of the Company if your employment terminates in the circumstances described above. In the event any payments or benefits contemplated by this letter agreement would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code (“Section 280G”), then those payments and benefits shall be subject to reduction to the extent

Exhibit 10.34 - 3 - necessary to assure that the payments and benefits provided to you pursuant to this letter agreement will be limited to the greater of (i) the amount of payments and benefits which can be provided without triggering a parachute payment under Section 280G or (ii) the maximum dollar amount of payments and benefits which can be provided to you pursuant to this letter agreement so as to provide you with the greatest after-tax amount of such payments and benefits after taking into account any excise tax you may incur under Section 4999 of the Internal Revenue Code with respect to those payments and benefits and any other benefits or payments to which you may be entitled in connection with any change in control or ownership of the Company or the subsequent termination of your employment. The calculations required under this paragraph shall be made by a public accounting firm or executive compensation consulting firm (the “Auditor”) selected by the Company, and the fees of such Auditor shall be paid by the Company. If a reduction in payments or benefits constituting a parachute payment is required pursuant to the foregoing provisions of this paragraph, then such reduction shall be effected in the following order: first, your cash lump sum severance payment described in the first bullet point under your Severance Benefit above shall be reduced, then your cash lump sum severance payment described in the second bullet point under your Severance Benefit above shall be reduced, then the amount of your deferred annual bonuses which vest and become payable on an accelerated basis as described in the fourth bullet point under your Severance Benefit above shall be reduced (with such reduction to be applied pro-rata to each such deferred amount), and finally the accelerated vesting of your equity awards as described in the third bullet point under your Severance Benefit above shall be reduced (based on the amount of the parachute payment calculated for each such option or award in accordance with the Treasury Regulations under Section 280G), with such reduction to occur in the same chronological order in which those options and awards were granted. If your employment with the Company terminates in any circumstances other than as described above, or if any of the other conditions to the Severance Benefit set forth above are not satisfied, you will not be entitled to the Severance Benefit. This letter agreement will be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be entirely performed within the State of California. This letter agreement is binding on any successors to the Company and any successors to all or substantially all of the Company’s business. This letter agreement may not be amended except by a formal, definitive written agreement that is signed by an authorized officer of the Company. Nothing in this letter agreement confers any right to continued employment, and either you or the Company may terminate your employment at will and with or without cause or notice at any time for any reason. This letter agreement will be construed and interpreted to avoid any tax, penalty or interest under Section 409A of the Internal Revenue Code. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. You acknowledge and agree that you have read and understand this letter agreement, that you are entering into it freely and voluntarily, that O’Melveny & Myers LLP is counsel to the Company (not counsel to you) and that in entering into this letter agreement you are not relying on any statements or representations other than as expressly set forth in this letter agreement.

Exhibit 10.34 - 4 - This letter agreement constitutes the entire agreement between us with respect to your severance rights in connection with a termination of your employment with the Company on or following a Change in Control. ULTRATECH, INC. By: Name: Arthur W. Zafiropoulo Title: Chairman of the Board and Chief Executive Officer ACCEPTED AND AGREED: ___________________________________ Tammy Landon

Exhibit 10.34 A-1 EXHIBIT A DEFINED TERMS For purposes of this letter agreement, a “Change in Control” means the occurrence of either a “Change in Control” or a “Corporate Transaction” as these terms are defined in the Company’s 1993 Stock Option/Stock Issuance Plan, as amended and restated. For purposes of this letter agreement, “Cause” refers to any of the following circumstances, except that in the case of the reasons set forth in (i) and (vi) below, only after written notice by the Company stating the reason for the proposed termination for Cause and your failure to cure the stated reason within ninety (90) days after receipt of such notice: (i) your repeated failure to perform any essential duty of your position other than due to disability, illness or injury; (ii) your commitment of an act that constitutes gross misconduct and is injurious to the Company, any subsidiary of the Company or any successor to the Company; (iii) your conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude; (iv) your commission of an act of fraud against, or the misappropriation of property belonging to, the Company, any subsidiary of the Company or any successor to the Company; (v) your commitment of an act of material dishonesty in connection with your responsibilities as an employee that is intended to result in your personal enrichment or the personal enrichment of your family or others; or (vi) your material breach of any material agreement between you and the Company or any subsidiary of the Company or successor to the Company. For purposes of this letter agreement, you may terminate your employment with the Company for “Good Reason” by providing to the Company a written notice of termination (which shall specify the grounds for your termination and shall be effective upon delivery) within thirty (30) days after the applicable cure period, without your written consent, of one of the following events that occur on or after a Change in Control and has not been cured within thirty (30) days after written notice thereof has been given by you to the Company (which notice must be given within sixty (60) days after the initial occurrence of such circumstances): (i) a material reduction in the level of your annualized rate of base salary; (ii) a material breach by the Company or any subsidiary of the Company or successor to the Company of the terms of any material agreement between you and the Company or any subsidiary of the Company or successor to the Company;

Exhibit 10.34 A-2 (iii) a major reduction in the nature or scope of your overall responsibilities (excluding any changes made prior to the Change in Control), provided that in no event shall (A) a change resulting from the Company ceasing to be a publicly-traded Company (including a transaction in which the Company ceases to be publicly- traded and the Company becomes a subsidiary of a parent corporation), or (B) a change in the person or position to which you report, constitute such a reduction; or (iv) a material relocation of your principal office with the Company, with a relocation that is more than sixty (60) miles from the location of your principal office on the date of this letter agreement to be deemed material for such purpose. For purposes of this letter agreement, “Base Salary Rate” means your highest annualized rate of base salary from the Company in effect at any time in the one year period preceding the date of your separation from service with the Company. * * *

Exhibit 10.34 EXHIBIT B FORM OF RELEASE This Release (this “Agreement”) is entered and given by _________________________ (“Executive”) as contemplated by the Executive’s change in control severance letter agreement (the “Severance Agreement”) with Ultratech, Inc., a Delaware corporation (the “Company”). 1. Release of Claims. Executive, on his or her own behalf and on behalf of his or her descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby fully and forever releases the Company, its divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as its and their assignees, successors, directors, officers, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from, and agrees not to sue concerning, or in any manner institute, prosecute or pursue, or cause to be instituted, prosecuted, or pursued, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any acts or omissions that have occurred up until and including the date and time that Executive signs the Agreement (collectively, “Claims”), including, without limitation, (a) any and all Claims relating to or arising from Executive’s employment relationship with the Company; (b) any and all Claims for violation of any federal, state or municipal law, constitution, regulation, ordinance or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the federal Family Medical Leave Act; the California Business and Professions Code; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code; and all amendments to each such law; (c) any and all Claims for any wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; personal injury; invasion of privacy; false imprisonment; and conversion; (d) any and all Claims for wages, benefits, severance, vacation, bonuses, commissions, equity, expense reimbursements, or other compensation or benefits; and (e) any and all Claims for attorneys' fees, costs and/or penalties; provided, however, that the foregoing release does not apply to any obligation of the Company to Executive pursuant to any of the following: (1) the Severance Agreement; (2) any right to indemnification that Executive may have pursuant to the Company’s bylaws, its corporate charter or under any written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to his service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (4) any rights to continued medical and dental coverage that Executive may have under COBRA; or (5) any rights to payment of vested benefits

Exhibit 10.34 that Executive may have under any benefit plan maintained by the Company. In addition, this release does not cover any Claim that cannot be so released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. However, Executive does waive the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on Executive’s behalf arising out of any claim released pursuant to this Agreement; provided that this waiver is given only to the maximum extent permitted by law and, without limiting the generality of the foregoing proviso, nothing in this Agreement prevents Executive from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of The Securities Exchange Act of 1934, as amended. Executive acknowledges and agrees that he or she has received any and all leave and other benefits that he or she has been and is entitled to pursuant to the Family and Medical Leave Act of 1993. 2. Waiver of Unknown Claims. This Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Executive hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims. Section 1542 of the California Civil Code provides: “A GENERAL RELEASE DOES NOT EXTEND TO A CLAIM WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Executive acknowledges that he or she later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Executive hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts. 3. ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Agreement, he or she is waiving any and all rights or claims that he or she may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive further expressly acknowledges and agrees that: (a) In return for this Agreement, he or she will receive consideration beyond that which he or she was already entitled to receive before executing this Agreement; (b) Executive is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

Exhibit 10.34 (c) Executive was given a copy of this Agreement on [_________, 201_], and informed that he or she had twenty-one (21) days within which to consider this Agreement and that if he or she wished to execute this Agreement prior to the expiration of such 21-day period he or she will have done so voluntarily and with full knowledge that he or she is waiving his or her right to have twenty-one (21) days to consider this Agreement; and that such twenty-one (21) day period to consider this Agreement would not and will not be re-started or extended based on any changes, whether material or immaterial, that are or were made to this Agreement in such twenty-one (21) day period after he or she received it; (d) Executive was informed that he or she had seven (7) days following the date of execution of this Agreement in which to revoke this Agreement, and this Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises this revocation right, neither the Company nor Executive will have any obligation under this Agreement or under the Severance Agreement. Any notice of revocation should be sent by Executive in writing to the Company (attention Chief Executive Officer, 3050 Zanker Road, San Jose, California 95134, so that it is received within the seven-day period following execution of this Agreement by Executive. (e) Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. 4. No Transferred Claims. Executive warrants and represents that he or she has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof. 5. Miscellaneous. (a) Severability. In the event that any portion of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such portion to other persons or circumstances will be interpreted so as reasonable to effect the intent of the parties hereto. (b) Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws. (c) Voluntary Execution of Agreement. This Agreement is executed voluntarily by the Executive without any duress or undue influence with the full intent of releasing all claims. The Executive acknowledges that (a) he or she has read this Agreement; (b) he or she has had the opportunity to seek legal counsel of his or her own

Exhibit 10.34 choice; (c) he or she understands the terms and consequences of this Agreement and of the releases it contains; and (d) he or she is fully aware of the legal and binding effect of this Agreement. (d) Headings; Construction. The section and paragraph headings and titles contained in this Agreement are inserted for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders and the neutral. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. I have read the foregoing Release Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences. EXECUTED this _____ day of _______________________, 201_, at _____________ County, California. “Executive” Tammy Landon